Exhibit 10.31

HADRON, INC.

TERM LOAN NOTE

$3,500,000.00	McLean, Virginia
November 2, 2001

FOR VALUE RECEIVED, the undersigned, HADRON, INC., a New York corporation (the “Borrower”), promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”) on or before the Term Loan Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the principal sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00). The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

This Note is the “Term Loan Note” referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of November 2, 2001 by and among the Borrower, the Subsidiary Guarantors and the Lender (as the same may be amended, modified or supplemented from time to time, the “Agreement”), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

If the Borrower fails to make any payment under this Note within seven days after the due date, the Borrower shall pay the Lender a late charge of five percent of the amount of the payment.

This Note is secured by and is entitled to the benefits of the Liens granted by the Security Agreement referred to in the Agreement.

The Borrower hereby expressly waives presentment, demand, protest and all other demands and notices (except as otherwise provided in the Agreement) in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue, in each case except as otherwise expressly provided in the Agreement.

This Note shall be governed by, and construed and enforced in accordance with, the laws of Virginia, without regard to principles of choice of law.

HADRON, INC.

By:	/s/ STERLING E. PHILLIPS, JR.
Sterling E. Phillips, Jr. Chief Executive Officer